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                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is dated as of January 30, 2003 (the "Effective Date") by and between NEW VISUAL CORPORATION, a Utah corporation (the "Company"), and LF TECHNOLOGY GROUP, LLC ("Consultant").

                                    RECITALS:

         WHEREAS, the Company desires to engage the services of the Consultant for the purpose of performing consulting services on behalf of the Company, and the Consultant agrees to perform such services, subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

         1. SERVICES. Company hereby engages and Consultant agrees to serve the Company as an independent contractor providing business development, financial consulting, investor relations, stategic planning, and other valuable services to the Company. Notwithstanding anything to the contrary in this Agreement, the parties agree that such services shall not include services related to capital-raising transactions or the direct or indirect maintenance or promotion of a market for the Company's securities. At all times the method of performing the specific duties designated by the Company or otherwise required or permitted hereunder shall be within the control of the Consultant. Consultant acknowledges and agrees that he shall be an independent contractor and shall not be an "employee" of the Company for any purpose. Consultant acknowledges that he shall provide his own welfare benefits and that the Company shall not provide any welfare benefits to Consultant. Consultant shall be solely responsible for the payment of all foreign, federal, state and local sales taxes, use taxes, value added tax, withholding taxes, income tax, unemployment and workers' compensation insurance premiums, and similar taxes and charges of any kind with respect to his compensation and the services provided under this Agreement.

         2. TERM AND TERMINATION. The term of this Agreement shall begin on the Effective Date and terminate one year after the Effective Date; provided, however, that this Agreement may be terminated at any time by either party upon thirty days' written notice to the other party.

         3. COMPENSATION. In consideration of the services to be rendered by the Consultant during the term hereof, the Company shall issue to each of Sandeep Dhariwal and Chong Meng Fong, officers of Consultant, 1,000,000 shares of the Company's common stock, as soon as practicable following the Effective Date.

         4. REIMBURSEMENT OF EXPENSES. In addition to the Compensation described in Section 3 above, Consultant shall be reimbursed by the Company for all reasonable out-of-pocket disbursements incurred by Consultant in connection with the performance of his services under this Agreement, including but not limited to meal, lodging and other travel expenses. Expenses in excess of $1,000 must be approved in advance by the Chief Executive Officer of the Company.

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         5. CERTAIN FEDERAL SECURITIES LAW MATTERS. Consultant acknowledges that he is aware that the federal securities laws prohibit any person who has received from an issuer material, non-public information concerning the issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant acknowledges receipt of and agrees to abide by the Company's insider trading policy.

         6. NONDISCLOSURE OF PROPRIETARY INFORMATION. Consultant acknowledges that he has received or may receive information relating to the Company's and any of its affiliates' assets, operations, clients, and past, present, and future businesses, including without limitation developments, technical data, intellectual property, specifications, designs, ideas, product plans, research and development, personal information, financial information, customer lists, business methods and operations, strategic plans, marketing plans and pricing information, all of which are proprietary to the Company and involve trade secrets, know-how, techniques, and combinations of known information of a character regarded by the Company as confidential, as well as other information that the Company has indicated to be confidential or which, by the nature of the information or the circumstances of its disclosure, Consultant ought reasonably to consider confidential (all of the foregoing, collectively, the "Proprietary Information"). The Proprietary Information does not include information which
(i) at the time it is disclosed by the Consultant was already in the public domain; (ii) is subsequently published or publicly disclosed by persons other than Consultant through no fault of Consultant; (iii) is subsequently acquired by Consultant from a third party having no obligation of confidentiality toward the Company with respect to such information; or (iv) is known to Consultant at the time of disclosure, provided that Consultant shall have the burden of establishing such prior knowledge by competent written proof. If Consultant is compelled by law to disclose Confidential Information, he shall use his best efforts to give the Company ten (10) days prior written notice of compelled disclosure and shall limit such disclosure to the extent legally possible.

         Consultant agrees that Consultant will not disclose, either during the term of this Agreement or at any time after termination of this Agreement, any Proprietary Information to any person or entity, except in the course of Consultant's duties on behalf of the Company or with the Company's consent, and that, similarly, without the Company's consent, will not use such information for the benefit of any person or entity other than the Company at any time. Consultant agrees that upon termination of this Agreement, Consultant will deposit with or return to the Company all copies (in any media, including, without limitation, electronic storage media) of documents, records, notebooks or any other information or documentation of the Company's Proprietary Information, and all derivatives thereof, whether the Proprietary Information or documentation was developed or prepared by Consultant or by others. Consultant acknowledges that this covenant of nondisclosure is an integral term of this Agreement and is given in consideration of the engagement of Consultant and the other consideration granted in this Agreement.

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         7. COMPANY'S REPRESENTATIONS. Company represents and warrants that it is free to enter into this Agreement and to perform each of its terms and covenants. Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement and that its execution and performance of this Agreement is not a violation or breach of any other agreements between Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

         8. CONSULTANT REPRESENTATIONS. Consultant represents and warrants that he is free to enter into this Agreement and to perform each of its terms and covenants. Consultant represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Consultant and any other person or entity. The Consultant represents and warrants that this Agreement is a legal, valid and binding agreement of the Consultant, enforceable in accordance with its terms.

         9. MULTIPLE COUNTERPARTS. This Agreement may be executed in counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement.

         10. SEVERABILITY AND SAVINGS CLAUSE. If any one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, "Governmental Authority"), or (ii) held to be invalid, illegal or unenforceable in any respect, the parties hereto agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provisions hereof.

         11. SUCCESSORS; ASSIGNMENT. This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either party to this Agreement without the other party's prior written consent.

         12. ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the engagement of the Consultant by the Company (including any previously executed agreement that has not been fully performed by both parties), and contains all of the covenants and agreements between the parties with respect


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thereto. This Agreement can only be amended by the parties in writing, executed by the party against whom enforcement of any modifications may be sought.

         13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California without regard to conflict of law provisions.

         14. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally- recognized overnight carrier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below each party's name on the signature page hereto, or to such other address as the party to whom notice is to be given may have furnished to each other party in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

         15. THIRD PARTY BENEFICIARY. No person, firm, group or corporation is a third party beneficiary of this Agreement.

                            (SIGNATURE PAGE FOLLOWS)












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         IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first mentioned above.

                                     COMPANY:

                                     NEW VISUAL CORPORATION



                                     By:  /s/  Ray Willenberg
                                     Name: Ray Willenberg
                                     Title: Chairman

                                     Address: 5920 Friars Road, Suite 104
                                              San Diego, CA 92108

                                     CONSULTANT:

                                     LF TECHNOLOGY GROUP, LLC


                                     By: /s/ Chong Meng Fong
                                     Name: Chong Meng Fong
                                     Title: Director

                                           Address:   #1207, 48 Par-le-ville Rd.
                                                      Hamilton
                                                      Bermuda
                                                      HM 11


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